Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Indiana	35-2056949
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

220 Federal Drive NW Corydon, Indiana	47112
(Address of Principal Executive Offices)	(Zip Code)

First Capital, Inc. 2019 Equity Incentive Plan

(Full Title of Plan)

William W. Harrod

President and Chief Executive Officer

First Capital, Inc.

220 Federal Drive NW

Corydon, Indiana 47112

(812) 738-2198

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Michael J. Messaglia

Krieg DeVault LLP

One Indiana Square, Suite 2800

Indianapolis, Indiana 46204

(317) 636-4341

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	176,150	$55.96	$9,857,354	$1,194.71

(1)         Any additional shares of common stock of First Capital, Inc. to be issued as a result of stock dividends, stock splits or similar transactions shall be covered by this Registration Statement as provided in Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)         Calculated in accordance with Rule 457(h) and (c) under the Securities Act, solely for the purpose of calculating the registration fee, which is based on the average of the high and low prices of First Capital, Inc.’s common stock as reported on The Nasdaq Stock Market on August 27, 2019.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(A) PROSPECTUS

The documents containing information specified by Part I of Form S-8 will be sent or given to participants in the First Capital, Inc. 2019 Equity Incentive Plan (the “Plan”), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.              Incorporation of Documents By Reference

The following documents that First Capital, Inc. (the “Company”) has filed with the Commission under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference into this Registration Statement:

•                  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the Commission on March 13, 2019;

•                  The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, filed on May 9, 2019, and June 30, 2019, filed on August 9, 2019;

•                  The Company’s Current Reports on Form 8-K filed on May 23, 2019 and February 21, 2019; and

•                  The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on November 4, 1998 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is, or is deemed to be incorporated, by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

No document or information deemed to be furnished and not filed in accordance with rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

Item 4.               Description of Securities

Not applicable.

Item 5.                   Interests of Named Experts and Counsel

Not applicable.

Item 6.             Indemnification of Directors and Officers

The Company is an Indiana corporation. The Company’s officers and directors are and will be indemnified under Indiana law and the Articles of Incorporation (the “Articles”) of the Company against certain liabilities. Chapter 37 of the Indiana Business Corporation Law (the “IBCL”) requires a corporation, unless limited by its articles of incorporation, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The Articles do not contain any provision limiting such indemnification.

The IBCL also permits a corporation to indemnify a director, officer, employee, or agent who is made a party to a proceeding because the person was a director, officer, employee, or agent of the corporation against liability incurred in the proceeding if (i) the individual’s conduct was in good faith, and (ii) the individual reasonably believed (A) in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests, and (B) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful, or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL.

The Articles require the Company to provide indemnification to its officers and directors to the fullest extent authorized by the IBCL and to pay for or reimburse reasonable expenses incurred before the final disposition of the proceeding as authorized by the IBCL. The Articles also authorize the Company to maintain insurance at its expense to protect itself and any of its directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust, or other entity against expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the IBCL. The Company currently maintains officer and director liability insurance.

Item 7.               Exemption from Registration Claimed

Not applicable.

Item 8.                 Exhibits

The following exhibits are filed herewith or incorporated by reference into this registration statement on Form S-8.

Exhibit No.	Description

3.1	Articles of Incorporation of First Capital, Inc. (1)

3.2	Fifth Amended and Restated Bylaws of First Capital, Inc. (2)

4.1	First Capital, Inc. 2019 Equity Incentive Plan*

5.1	Opinion of Krieg DeVault LLP*

23.1	Consent of Monroe Shine & Co., Inc.*

23.2	Consent of Krieg DeVault LLP (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page)

*            Filed herewith.

(1)         Incorporated by reference to Exhibit 3.1 filed with the Registration Statement on Form SB-2 on September 16, 1998, and any amendments thereto, Registration No. 333-63515, as amended by that Amendment to Articles of Incorporation provided as Exhibit 3.1 to the Report on Form 8-K filed with the Securities and Exchange Commission on May 19, 2016.

(2)         Incorporated by referenced to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2013.

Item 9.            Undertakings

(a)         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corydon, State of Indiana, on August 27, 2019.

FIRST CAPITAL, INC.

By:	/s/ WILLIAM W. HARROD
WILLIAM W. HARROD
President and Chief Executive Officer

Each of the undersigned officers and directors of First Capital, Inc. does hereby severally constitute and appoint William W. Harrod and Michael C. Frederick, and each of them singly (with fully power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us in our names and in the capacities indicated below, a registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM W. HARROD
William W. Harrod	Director; President, Chief Executive Officer	August 27, 2019
(Principal Executive Officer)

/s/ MICHAEL C. FREDERICK	Chief Financial Officer	August 27, 2019
Michael C. Frederick	(Principal Financial Officer)

/s/ CHRISTOPHER L. BYRD*
Christopher L. Byrd	Director	August 27, 2019

/s/ KATHRYN W. ERNSTBERGER*
Kathryn W. Ernstberger	Director	August 27, 2019

/s/ ROBERT C. GUILFOYLE*
Robert C. Guilfoyle	Director	August 27, 2019

/s/ DANA L. HUBER*
Dana L. Huber	Director	August 27, 2019

/s/ PAMELA G. KRAFT*
Pamela G. Kraft	Director	August 27, 2019

/s/ LOU ANN MOORE*
Lou Ann Moore	Director	August 27, 2019

/s/ WILLIAM I. ORWICK, SR.*
William I. Orwick, Sr.	Director	August 27, 2019

/s/ MARK D. SHIREMAN*
Mark D. Shireman	Director	August 27, 2019

/s/ MICHAEL L. SHIREMAN*
Michael L. Shireman	Director	August 27, 2019

/s/ SAMUEL E. UHL*
Samuel E. Uhl	Director	August 27, 2019

/s/ CAROLYN E. WALLACE*
Carolyn E. Wallace	Director	August 27, 2019

*By:	/s/ William W. Harrod
William W. Harrod
Attorney-in-fact